CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of BioTex Holdings, Inc. for the quarter ended June 30, 2005, I, Scott Silverman, Chief Executive Officer and Chief Financial Officer of BioTex Holdings, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ended June 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Bio-Tex Holdings, Inc.

By:	/s/ Scott Silverman Scott Silverman Chief Executive Officer Chief Financial Officer

Dated: August 22, 2005